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                               [SASM&F Letterhead]


                                                     April 12, 2000


Connie C. Holbrook, Esq.
Questar Market Resources, Inc.
180 East 100 South Street
P.O. Box 45601
Salt Lake City, Utah 84145-0601

                           Re:      Questar Market Resources, Inc.
                                    Registration Statement on Form S-3
                                    ----------------------------------

Dear Ms. Holbrook:

                  We have acted as special counsel to Questar Market Resources, Inc., a Utah corporation (the "Company"), in connection with the public offering of $150,000,000 aggregate principal amount of the Company's Senior Notes (the "Senior Notes") to be issued under an indenture (the "Indenture") to be entered into between the Company and Bank One Trust Company, NA, as trustee (the "Trustee").

                  This opinion is being furnished to you in connection with your opinion to be furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 as filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act (such Registration Statement being hereinafter referred to as the "Registration Statement"); (ii) the form of the Purchase Agreement (the "Purchase Agreement") proposed to be entered into between the Company, as issuer, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner &



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Questar Market Resources, Inc.
April 12, 2000
Page 2


Smith Incorporated, Banc One Capital Markets, Inc., Banc of America Securities LLC and TD Securities (USA) Inc., as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) the form of the Indenture filed as an exhibit to the Registration Statement; (iv) the form of Senior Notes. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by the parties, we have assumed that such parties (including the Company) had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth below with respect to the Company, the validity and binding effect thereof. We have also assumed that (a) the Company has been duly organized and is validly existing under the laws of the State of Utah and that the Company has complied with all aspects of Utah law in connection with the Indenture and the transactions contemplated by the Registration Statement and (b) the execution and delivery by the Company of the Indenture and the Senior Notes and the performance of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule, or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  Our opinions set forth herein are limited to the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Indenture and the Senior Notes and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than the foregoing jurisdictions relating to Opined on Law or as to the effect of any such non opined law on the opinions herein stated.


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Questar Market Resources, Inc.
April 12, 2000
Page 3

                  Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Senior Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered to and paid for by the Underwriters as contemplated by the Purchase Agreement, the Senior Notes will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                   Very truly yours,


                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP

                                   Skadden, Arps, Slate, Meagher & Flom LLP